Exhibit 10.1
Execution Version
TERMINATION, COOPERATION AND CONFIDENTIALITY AGREEMENT
     This Termination, Cooperation and Confidentiality Agreement (this “Agreement”) is executed and delivered as of November 4, 2010 by and between Care Investment Trust Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, a Delaware limited liability company (the “Manager”).
     WHEREAS, on June 27, 2007, the Company retained the Manager to manage the business and investment affairs of the Company and its Subsidiaries and to perform services for the Company and its Subsidiaries in the manner and on the terms set forth in the Original Management Agreement;
     WHEREAS, on September 30, 2008, the Company and the Manager entered into Amendment No. 1 to the Original Management Agreement and concurrently entered into the Mortgage Purchase Agreement;
     WHEREAS, on January 15, 2010, the Company and the Manager further amended and restated the Management Agreement as set forth in that certain Amended and Restated Management Agreement, to be effective upon stockholder approval of the Plan of Liquidation;
     WHEREAS, pursuant to Section 10(b) of the Amended and Restated Management Agreement, the Company may, at any time, initiate termination of the Amended and Restated Management Agreement by providing a Company Termination Notice;
     WHEREAS, the Company intends that this Agreement shall be a Company Termination Notice for purposes of Section 10(b) of the Amended and Restated Management Agreement, subject to the terms of Section 2 herein;
     WHEREAS, the Company and the Manager are entering into the Joint Defense Agreement simultaneously with execution of this Agreement;
     WHEREAS, the Company and the Manager wish to enter into this Agreement to set forth certain agreements and understandings reached between the parties with respect to or in connection with termination of the Amended and Restated Management Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Company and the Manager hereby agree as follows:
     1. Definitions. The following terms shall have the meanings set forth in this Section 1. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Management Agreement.
“Action” means any demand, action, claim, counterclaim, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, when used with respect to a specified Person, any other Person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. For the avoidance of doubt, CIT and its each of its direct and indirect wholly-owned subsidiaries shall be considered Affiliates of the Manager for purposes of this Agreement and the Joint Defense Agreement.
“Amended and Restated Management Agreement” means the Amended and Restated Management Agreement dated as of January 15, 2010 between the Company and the Manager.
“CIT” means CIT Group Inc.
“Company Books and Records” means any and all accounting and other legal and business books, records, ledgers and files of the Company and its Subsidiaries, whether in printed, written or electronic form.
“Company Proprietary Agreements” means any and all contracts, agreements or other instruments executed by or on behalf of the Company.
“Company Proprietary Correspondence” means any and all correspondence, in electronic form or otherwise, that (i) was sent or received by any of the individuals listed on Schedule 2 attached hereto (each a “Care Service Provider”) in the course of performing services to or for the Company under the Amended and Restated Management Agreement or the Original Management Agreement or in the course of fulfilling the Manager’s duties and obligations under the Amended and Restated Management Agreement or the Original Management Agreement and (ii) relates to the business of the Company. For the avoidance of doubt, Company Proprietary Correspondence shall not include any correspondence sent or received by Care Service Providers in their capacities as employees or consultants of the Manager that relate to the Company but were not sent or received by such employees or consultants in the course of performing services to or for the Company under the Amended and Restated Management Agreement or the Original Management Agreement or fulfilling the Manager’s duties and obligations under the Amended and Restated Management Agreement or the Original Management Agreement.
“Confidential Information” means all information, data or other material of or concerning a Party and/or its Subsidiaries or Affiliates which, prior to or following the Termination Effective Date, has been disclosed by a Party or its Subsidiaries or its Affiliates (the “Disclosing Party”) to another Party or its Subsidiaries or Affiliates (the “Receiving Party”), in written, oral (including by recording), electronic or visual form, or which the Receiving Party otherwise has come into the possession of, in each case in connection with the Manager’s performance of services to or on behalf of the Company pursuant to the Amended and Restated Management Agreement or the Original Management Agreement or pursuant to the access or other provisions of this Agreement or the Joint Defense Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the Receiving Party or its Subsidiaries or Affiliates in violation of this Agreement or (ii) lawfully acquired by the Receiving Party or its

Subsidiaries or Affiliates from other sources; provided, however, in the case of clause (ii) that, to the Receiving Party’s knowledge, such furnishing sources did not provide such information in breach of any confidentiality obligations). For the avoidance of doubt, Confidential Information of a Party shall include (i) earnings reports and forecasts, economic analyses and business plans, in each case relating to such Party, (ii) general market evaluations and surveys relating to such Party’s business, (iii) financial, operating, financing and credit-related information relating to such Party, (iv) specifications, ideas and concepts for products and services developed by or for such Party, (v) internal codes, policies and procedures of such Party, (vi) information, including credit-related information, relating to such Party’s customers or potential customers (except to the extent the other Party has also had a credit relationship with such customer and such credit-related information was obtained by the other Party as a result of or in connection with the other Party’s credit relationship with the customer), (vii) computer programs, algorithms, databases, compilations, data and technology supporting the foregoing owned or licensed by such Party (viii) training materials and information of such Party, (ix) all other know-how, methodology, procedures, techniques and trade secrets of such Party, and (x) in the case of Manager, Manager Proprietary Correspondence.
“Governmental Entity” means any federal, state, local, municipal or other governmental entity, authority, body, agency, commission, department, board, bureau or court, or any political subdivision, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any executive official thereof.
“Joint Defense Agreement” means the Joint Defense Agreement between the Manager and the Company of even date herewith.
“Law” means any federal, state, local, municipal or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
“Manager Proprietary Correspondence” means any and all correspondence, in electronic form or otherwise, that (i) is sent or received by employees of the Manager or consultants retained by the Manager and (ii) is not Company Proprietary Correspondence.
“Mortgage Purchase Agreement” means the Mortgage Purchase Agreement dated as of September 30, 2008, among the Company and the Manager pursuant to which the Company had the right, but not the obligation, to require the Manager to purchase certain mortgage loans from the Company from time to time, subject to and in accordance with the terms of the Mortgage Purchase Agreement.
“Original Management Agreement” means the Management Agreement dated as of June 27, 2007, between the Company and the Manager, which was amended by Amendment No. 1 dated as of September 30, 2008, and superseded by the Amended and Restated Management Agreement.
“Party” means each of the Company and the Manager.

“Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity or authority.
“Termination Effective Date” means November 16, 2010; provided, however, that if the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2010 (the “Form 10-Q”) is not filed with the Securities and Exchange Commission (“SEC”) on or before November 16, 2010, to the extent needed in order to file the Form 10-Q, the Company may extend the Termination Effective Date, in its sole discretion, upon written notice to the Manager, to the date on which the Form 10-Q is filed with the SEC as long as such date occurs on or before December 31, 2010 and as long as such filing is not unreasonably delayed by the Company; provided, further, that if the Form 10-Q is not filed with the SEC on or prior to December 31, 2010 and the delay in filing the Form 10-Q is the result of any action or inaction unreasonably taken or not taken by the Manager, then the Termination Effective Date shall be automatically extended beyond December 31, 2010 until the date on which the Form 10-Q is filed with the SEC.
     2. Termination of Management Agreement. The Company and the Manager hereby agree that, notwithstanding any requirements with respect to delivery of a Company Termination Notice set forth in Section 10 of the Amended and Restated Management Agreement (including, without limitation, the requirement that the Company Termination Date be at least sixty (60) days from the delivery of a Company Termination Notice) or any other terms or provisions of the Amended and Restated Management Agreement, the Amended and Restated Management Agreement shall terminate effective as of 12:01 a.m. on the Termination Effective Date, which date shall be the “Company Termination Date” for purposes of Section 10(b) of the Amended and Restated Management Agreement, and the provisions of the Amended and Restated Management Agreement shall thereafter be of no further force or effect, except for those provisions that the Parties have agreed shall survive such termination as expressly set forth in Section 11 hereof. Notwithstanding the provisions of the Amended and Restated Management Agreement, in consideration for the termination of the Amended and Restated Management Agreement and the Manager’s responsibilities therein, the Company shall remit the following to the Manager on the Termination Effective Date in immediately available funds: (a) $2,400,000, which shall represent the final installment of the Manager’s Buyout Payment; provided, however, if the Termination Effective Date occurs on or after (x) December 21, 2010, the final installment shall increase to $2,450,000 or (y) December 30, 2010, the final installment shall increase to $2,500,000; and (b) all earned but unpaid monthly installments of Base Management Fee payable under the Amended and Restated Management Agreement through the Termination Effective Date; provided, however for the avoidance of doubt, if the Termination Effective Date is November 16, 2010 (or any other date that is not the first day of a calendar month), the Base Management Fee for the month in which the Termination Effective Date occurs shall be pro-rated for the number of days in such month prior to the Termination Effective Date. In addition, on the Termination Effective Date, the Company shall reimburse the Manager for all expenses incurred by the Manager or its Affiliates prior to the Termination Effective Date that are required to be paid by the Company pursuant to Section 7 of the Amended and Restated Management Agreement; provided, however, if the Manager has incurred such expenses prior to the Termination Effective Date but has not provided the Company with a written statement detailing such expenses on or prior to the Termination Effective Date, the Company shall still reimburse the Manager in accordance with Section 7 of the Amended and Restated Management Agreement for such expenses incurred prior to the Termination Effective Date but submitted by the Manager after the Termination Effective Date provided that such expenses are submitted by the Manager to the Company no later than March 1, 2011. The Manager hereby acknowledges and agrees that, upon receipt of the amounts set forth in clauses (a)-(b) of this Section 2 and the immediately preceding sentence of this Section 2, the Company shall have fully complied with its obligations under Sections 6, 7 and 16(b) of the Amended and Restated Management Agreement and the Manager shall have no further right to compensation for services rendered under the Amended and Restated Management Agreement or the Original Management Agreement. Notwithstanding anything to the contrary contained herein, the Amended and Restated Management Agreement or the Original Management Agreement, if the Termination Effective Date is extended past December 1, 2010 and (i) such extension is not the result of any action or inaction unreasonably taken or not taken by the Manager, and (ii) if the Manager is in compliance with this Agreement, the Joint Defense Agreement and the Amended and Restated Management Agreement in all respects, in addition to the Base Management Fee, the Company shall pay the Manager an amount equal to $500 for each day after December 1, 2010 on which the Amended and Restated Management Agreement remains in effect, plus, so long as such out-of-pocket costs are approved in advance by the Company in its reasonable good faith business judgment, any reasonable out-of-pocket costs incurred by the Manager after December 1, 2010, and prior to the Termination Effective Date relating to third party consultants retained by the Manager to perform services to the Company under the Amended and Restated Management Agreement consistent with past practice.
     3. Termination Transition Period.
          (a) References to Liquidation Plan. In connection with the Sale Transaction (as defined in the Purchase and Sale Agreement, dated as of March 16, 2010 (the “Purchase and Sale Agreement”), by and between the Company and Tiptree Financial Partners, L.P.), the Company filed with the SEC a Definitive Proxy Statement pursuant to which the Company’s stockholders approved the Sale Transaction and a termination of the Plan of Liquidation. Accordingly, all references to the implementation of the Plan of Liquidation in the Amended and Restated Management Agreement shall be disregarded and have no further force or effect; provided, however, the Manager’s portfolio management and other investment related services under the Amended and Restated Management Agreement shall be limited to the remaining Existing Investments.
          (b) Management Team. Notwithstanding the provisions of Section 2(g) of the Amended and Restated Management Agreement, (i) the Manager shall not be required to provide the Company with a CEO after the effective date of any employment agreement between the company and an individual (the “New CEO”) providing for such New CEO to serve as the Company’s Chief Executive Officer and President, and (ii) on the date of this Agreement, the Company shall execute an employment agreement with an individual (the “New CFO”) providing for such New CFO to serve as the Company’s Chief Financial Officer effective as of the date of this Agreement, and the Manager shall not be required to provide the Company with a CFO after the date of this Agreement (such date, the “CFO Transition Date”); provided, however, that until the Termination Effective Date, the Manager shall reasonably cooperate in assisting the New CEO and the New CFO in fulfilling their duties and responsibilities to the

Company. Without limiting the generality of the foregoing, the Manager shall provide reasonable assistance (including by causing its appropriate employees to execute, at any time prior to, on or after the Termination Effective Date, appropriate sub-certifications with respect to periods prior to the CFO Transition Date) to enable such New CEO and New CFO to execute required tax returns, SEC filings and related certifications with respect to periods ending on or prior to the Termination Effective Date. Prior to the Termination Effective Date, the Manager agrees not to make any material changes to its personnel providing services to the Company without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), unless any such personnel (x) voluntarily resigns his or her employment or service with the Manager or (y) fails to comply with the Manager’s code of conduct, in which case the Manager may terminate such personnel without the consent of the Company.
          (c) CIT Employees. It is hereby acknowledged and agreed that those employees of the Manager or its Affiliates listed on Schedule 1 attached hereto shall be offered employment by the Company effective on or prior to the Termination Effective Date. The Company agrees that it will not and that it shall cause its Affiliates not to, prior to the Termination Effective Date and for a period of twelve months after the Termination Effective Date, directly or indirectly, hire, solicit, attempt to hire, encourage or induce to terminate employment with the Manager or any of its Affiliates, any employee of the Manager or its Affiliates, other than those employees listed on Schedule 1 attached hereto, it being acknowledged that this limitation shall not apply to any employee of the Manager or its Affiliates that initiates contact with the Company or responds to a general employment solicitation by the Company.
     4. Delivery of Documents.
          (a) The Manager shall fully comply with the requirements of Section 13(b) of the Amended and Restated Management Agreement. Without limiting the generality of the foregoing, the Manager shall (i) on or prior to November 5, 2010, deliver to the Company all Company Books and Records, all Company Proprietary Correspondence, all Company Proprietary Agreements and all other documents and information belonging to the Company and its Subsidiaries and relating, in whole or in part, to the Company’s business, operations, governance, finances, financial condition, pending or threatened litigation, past or current investments (other than those sold to the Manager pursuant to the Mortgage Purchase Agreement), taxes or tax returns, REIT compliance, meetings of the Board of Directors of the Company and committees thereof, regulatory compliance and other corporate, legal and business functions (collectively, “Company Information”) that is in the custody of the Manager in physical (printed or written) form as of November 4, 2010, (ii) on or prior to November 10, 2010, deliver to the Company all Company Information that is in the custody of the Manager in electronic form as of November 1, 2010; (iii) within five business days of the Termination Effective Date, deliver to the Company all Company Information that is in the custody of the Manager in electronic form and that was sent or received by any Care Service Providers during, or otherwise relates to, the period from November 1, 2010 through the date immediately preceding the Termination Effective Date, and (iv) as soon as reasonably practicable after the Termination Effective Date, deliver to the Company all Company Information in physical (printed or written) or electronic form that is in the custody of the Manager as of the Termination

Effective Date and that has not been previously provided to the Company pursuant to clauses (i), (ii) or (iii) above. Notwithstanding the foregoing in this clause (a), on or prior to December 10, 2010, the Manager shall deliver to the Company all Company Information that is in the custody of the Manager in electronic form relating to the accounts receivable of the Company or the PeopleSoft Suite (electronic files that are part of the PeopleSoft application related to the Company’s general ledger, fixed assets, and accounts payable or otherwise related thereto) (the “PeopleSoft Information”) that relates to the period from October 1, 2010 through November 30, 2010; provided, however, if the Termination Effective Date occurs on or after November 30, 2010, then the Manager shall provide the previously undelivered monthly accounts receivable and PeopleSoft Information (commencing with December, 2010) on or before the tenth day after the end of each month during all or a portion of which this Agreement remains in effect commencing with January 2011.
          (b) For the avoidance of doubt, the Manager shall not be required to deliver to the Company any documents, information or correspondence relating to Company that belong to the Manager, including without limitation, any employment or other information relating to employees of the Manager that are performing or have performed services for or on behalf of the Company pursuant to the Amended and Restated Management Agreement or the Original Management Agreement or any Manager Proprietary Correspondence.
          (c) Subject to Section 8 hereof, notwithstanding anything to the contrary contained herein or in the Amended and Restated Management Agreement, the Manager may retain a copy of all or any portion of the information and documents delivered to the Company pursuant to this Agreement. To the extent that the Manager delivers to the Company any documents, information or correspondence including, without limitation, any Manager Proprietary Correspondence, other than Company Information (“Manager Proprietary Information”), the Company hereby irrevocably waives any claims or legal actions against the Manager or any of its Affiliates that is based upon any such Manager Proprietary Information.
     5. Access and Information.
          (a) Subject to Section 8 hereof and the provisions of the Joint Defense Agreement (if applicable), upon receiving reasonable prior notice, the Manager hereby agrees during normal business hours to provide to the Company and its authorized counsel, accountants and other designated representatives on a timely basis reasonable access to the books, records and personnel of the Manager and its Affiliates that relate to the business of the Company and its Subsidiaries, other than such information, documents or other materials that are subject to attorney-client privilege or confidentiality restrictions of third parties, in each case, only to the extent that such access or information is reasonably required or requested by the Company or its designated representatives in connection with (i) the preparation, filing or publication of periodic, current and other reports, schedules or forms required to be filed by the Company or its directors, officers or Affiliates with the Securities and Exchange Commission (“SEC”), (ii) the preparation, filing or publication of registration statements filed or to be filed by the Company with the SEC, (iii) the preparation, filing or publication of the Company’s annual and quarterly financial statements, (iv) assessment by the Company’s management of the effectiveness of Company’s disclosure controls and procedures and the Company’s internal control over financial reporting, (v) the audit by the Company’s auditors of the Company’s internal control over financial reporting and management’s assessment thereof, (vi) the preparation or filing of any federal, state or local tax returns or tax related elections by the Company or any of its Subsidiaries, (vii) the defense or prosecution of any Company Action (as such term is defined in the Joint Defense Agreement), (viii) the evaluation of, or response to, any written or oral claim, question or request for information or documents in connection with any pending or threatened legal or administrative proceeding, review, interrogatory, subpoena, demand or other judicial process or any governmental inquiry of, or investigation or audit of, the Company or any of its Subsidiaries, including any audit, proceeding or contest initiated by any federal, state or local tax authority, (ix) the evaluation of, or response to, any written request for information or official comment from a Governmental Entity or a stock exchange on which the Company’s securities are listed, such as in connection with responding to a comment letter from the SEC or a request for information from the New York Stock Exchange or other securities exchange or system on which the Company’s securities are listed or traded, and/or (x) any other reasonable business purpose of the Company or its Subsidiaries, in each case at no additional cost to the Company other than the reimbursement of actual out-of-pocket costs incurred by the Manager or its Affiliates in connection therewith; provided, however, that in the event that the Manager would have been required by the foregoing provisions of this Section 5(a) to disclose any such information to the Company or its designated representatives but for any attorney-client privilege or confidentiality restrictions of third parties, the Manager shall use commercially reasonable efforts to seek to obtain the consent of such third parties to such disclosure. Nothing herein shall require the Manager to violate any agreement with any third party regarding the confidentiality of confidential or proprietary information relating to such third party or its business (provided that such agreement was not executed in contravention of any existing agreement between the Company and the Manager, or any Affiliate thereof). Notwithstanding anything to the contrary contained herein, such access and provision of information after the Termination Effective Date shall not be required to the extent such access and provision of information would result in an undue burden on the Manager or its Affiliates or would unreasonably interfere with any of the normal functions or duties of the employees of the Manager or its Affiliates.
          (b) Subject to Section 8 hereof and the provisions of the Joint Defense Agreement (if applicable), upon receiving reasonable prior notice, the Company hereby agrees during normal business hours to provide to the Manager and its authorized counsel, accountants and other designated representatives on a timely basis reasonable access to the books, records and personnel of the Company and its Subsidiaries that relate to the business of the Company and its Subsidiaries prior to the Termination Effective Date, other than such information, documents or other materials that are subject to attorney-client privilege or confidentiality restrictions of third parties, in each case, only to the extent that such access or information is reasonably required or requested by the Manager or its designated representatives in connection with (i) the preparation, filing or publication of periodic, current and other reports, schedules or forms required to be filed by the Manager or its directors, officers or Affiliates with the SEC, (ii) the preparation, filing or publication of the Manager’s or its Affiliates’ annual and quarterly financial statements, (iii) assessment by the Manager’s or its Affiliates’ management of the effectiveness of the Manager’s or its Affiliates’ disclosure controls and procedures and the Manager’s or its Affiliates’ internal control over financial reporting, (iv) the audit by the Manager’s or its Affiliates’ auditors of the Manager’s or its Affiliates’ internal control over financial reporting and management’s assessment thereof, (v) the preparation or filing of any federal, state or local tax returns or tax related elections by the Manager or its Affiliates, (vi) the defense or prosecution of any Manager Action (as such term is defined in the Joint Defense Agreement), (vii) the evaluation of, or response to, any written or oral claim, question or request for information or documents in connection with any pending or threatened legal or administrative proceeding, review, interrogatory, subpoena, demand or other judicial process or any governmental inquiry of, or investigation or audit of, the Manager or its Affiliates, including any audit, proceeding or contest initiated by any federal, state or local tax authority, (viii) the evaluation of, or response to, any written request for information or official comment from a Governmental Entity or a stock exchange on which the Manager’s or its Affiliates’ securities are listed, such as in connection with responding to a comment letter from the SEC or a request for information from the New York Stock Exchange or other securities exchange or system on which the Manager’s or its Affiliates’ securities are listed or traded, and/or (x) any other reasonable business purpose of the Manager, in each case at no additional cost to the Manager or its Affiliates other than the reimbursement of actual out-of-pocket costs incurred by the Company or its Affiliates in connection therewith; provided, however, that in the event that the Company would have been required by the foregoing provisions of this Section 5(b) to disclose any such information to the Manager or its designated representatives but for any attorney-client privilege or confidentiality restrictions of third parties, the Company shall use commercially efforts to seek to obtain the consent of such third parties to such disclosure. Nothing herein shall require the Company to violate any agreement with any third party regarding the confidentiality of confidential or proprietary information relating to such third party or its business (provided that such agreement was not executed in contravention of any existing agreement between the Company and the Manager, or any Affiliate thereof). Notwithstanding anything to the contrary contained herein, such access and provision of information after the Termination Effective Date shall not be required to the extent such access and provision of information would result in an undue burden on the Company or its Affiliates or would unreasonably interfere with any of the normal functions or duties of the employees of the Company or its Affiliates.
     6. Cooperation.
          (a) From the date hereof until the date that is 180 days after the Termination Effective Date, the Manager shall, and shall cause its Affiliates to, provide reasonable cooperation and assistance to the Company in connection with the orderly and efficient transition of the day-to-day management of the Company from the Manager to officers of the Company and its representatives at no additional cost to the Company other than (i) for the period between the date hereof and the Termination Effective Date, the payments to be remitted by the Company as set forth in Section 2 hereof, and (ii) for the period after the Termination Effective Date, the reimbursement of actual out-of-pocket costs incurred by the Manager or its Affiliates in connection therewith; provided, however, that such cooperation and assistance after the Termination Effective Date shall not be required to the extent such cooperation and assistance would result in an undue burden on the Manager or its Affiliates or would unreasonably interfere with any of the normal functions or duties of the employees of the Manager or its Affiliates.
          (b) From the date hereof until the date that is 180 days after the Termination Effective Date, the Company shall, and shall cause its Affiliates to, respond to reasonable inquiries of the Manager in connection with the orderly and efficient transition of the day-to-day management of the Company from the Manager to officers of the Company and its representatives at no additional cost to the Manager other than for the period after the

Termination Effective Date, the reimbursement of actual out-of-pocket costs incurred by the Company or its Affiliates in connection therewith; provided, however, that such response to inquiries after the Termination Effective Date shall not be required to the extent such response to inquiries would result in an undue burden on the Company or its Affiliates or would unreasonably interfere with any of the normal functions or duties of the employees of the Company or its Affiliates.
     7. [Reserved]
     8. Mutual Confidentiality.
          (a) For a period of two (2) years from the Termination Effective Date (unless a longer time is explicitly required pursuant to Company Proprietary Agreements, then for such longer time), the Manager shall hold, and shall cause each of its then current officers, employees, agents, consultants and advisors and each of its Subsidiaries and Affiliates and their respective then current officers, employees, agents, consultants and advisors to hold, in strict confidence, and not disclose or release or use, without the prior written consent of the Company (which may be withheld in the Company’s sole and absolute discretion, except where disclosure is required by applicable Law), any and all Confidential Information (as defined herein) concerning the Company and its Subsidiaries and Affiliates; provided, that the Manager may disclose, or may permit disclosure of, Confidential Information concerning the Company and its Subsidiaries and Affiliates (i) to each of its then-current officers, employees, agents, consultants and advisors and each of its Subsidiaries and Affiliates and their respective officers, employees, agents, consultants and advisors, who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Manager and in respect of whose failure to comply with such obligations, the Manager will be responsible, (ii) if the Manager or any of its Subsidiaries or Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or (iii) as necessary in order to permit Manager or its Affiliates to prepare and disclose its financial statements, tax returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, the Manager shall, unless prohibited by Law or requested in connection with a routine audit or exam of its books and records by any regulatory authority having jurisdiction over it, promptly notify the Company of the existence of such request or demand and shall provide the Company a reasonable opportunity to seek an appropriate protective order or other remedy, which the Company and the Manager will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Manager shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such information.
          (b) For a period of two (2) years from the Termination Effective Date, the Company shall hold, and shall cause each of its then current officers, employees, agents, consultants and advisors and each of its Subsidiaries and Affiliates and their respective then current officers, employees, agents, consultants and advisors to hold, in strict confidence, and not disclose or release or use, without the prior written consent of the Manager (which may be withheld in the Manager’s sole and absolute discretion, except where disclosure is required by applicable Law), any and all Confidential Information (as defined herein) concerning the Manager and its Subsidiaries (other than the Company and its Subsidiaries) and Affiliates; provided, that the Company may disclose, or may permit disclosure of, Confidential Information concerning the Manager and its Subsidiaries and Affiliates (i) to each of its officers, employees, agents, consultants and advisors and each of its Subsidiaries and Affiliates and their respective officers, employees, agents, consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Company and in respect of whose failure to comply with such obligations, the Company will be responsible, (ii) if the Company or any of its Subsidiaries or Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or (iii) as necessary in order to permit the Company or its Affiliates to prepare and disclose its financial statements, tax returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, the Company shall, unless prohibited by Law or requested in connection with a routine audit or exam of its books and records by any regulatory authority having jurisdiction over it, promptly notify the Manager of the existence of such request or demand and shall provide the Manager a reasonable opportunity to seek an appropriate protective order or other remedy, which the Company and the Manager will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Company shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such information.
          (c) Notwithstanding anything to the contrary in this Section 8, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar information and (ii) confidentiality obligations provided for in any agreement between each Party or its Subsidiaries and their respective employees shall remain in full force and effect.
          (d) Notwithstanding anything to the contrary in this Agreement or the Amended and Restated Management Agreement, Section 5 of the Amended and Restated Management Agreement shall terminate and be of no further force and effect upon termination of the Amended and Restated Management Agreement, with the effect that the provisions thereof shall be superseded by the provisions of this Section 8 from and after the Termination Effective Date.
          (e) In no event shall anything set forth in this Section 8 prohibit a Party from seeking to enter into a credit lending relationship with any Person including, without limitation, any of the other Party’s past, present or future customers provided that such Party complies with the provisions of this Section 8..
     9. Ownership of Information. Any information owned by one Party or any of its Subsidiaries or Affiliates that is provided to a requesting Party pursuant to this Agreement or the Joint Defense Agreement shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.
     10. Retention of Records. The Manager shall, and shall cause its Subsidiaries and Affiliates to, preserve and keep any and all contracts, agreements, instruments, documents, books, records and files that in any way relate to the Company or its Subsidiaries (collectively “Records”), whether in electronic form or otherwise, including related back-up tapes, until the later of (a) the fourth (4th) anniversary of the Termination Effective Date, and (b) the date on which such Records are no longer required to be retained pursuant to the Manager’s applicable records retention policy as in effect immediately prior to the Termination Effective Date.
     11. Survival of Terms. The Parties acknowledge and agree that, notwithstanding the termination of the Amended and Restated Management Agreement on the Termination Effective Date, Sections 7, 8, 9, 13(b), 14 and 17 of the Amended and Restated Management Agreement shall survive such termination and shall continue to be in full force and effect for the time periods and under the terms stated in those respective sections of the Amended and Restated Management Agreement. All other provisions of the Amended and Restated Management Agreement shall terminate and be of no further force or effect effective as of the Termination Effective Date.
     12. Miscellaneous.
          (a) Further Assurances. In addition to and without limiting the actions specifically provided for herein and in the Joint Defense Agreement, each Party shall cooperate with the other Party and use (and cause its Subsidiaries and Affiliates to use) commercially reasonable efforts on or after the Termination Effective Date to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary on its part to effectuate the terms contained in this Agreement and in the Joint Defense Agreement; provided, however that no Party shall be required to take any action or do anything that would result in an undue burden on it or its Affiliates or would unreasonably interfere with any of the normal functions or duties of its employees or employees of its Affiliates.
          (b) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (c) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING

OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
          (d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
          (e) Entire Agreement. This Agreement, the surviving provisions of the Amended and Restated Management Agreement (as provided herein) and the Joint Defense Agreement constitute the entire agreement between the Parties hereto with regard to the matters contained herein, superseding all prior understandings and agreements whether written or oral related thereto. This Agreement may not be amended or revised except by a writing signed by both of the Parties.
          (f) Representation of Counsel. Both Parties acknowledge that they have had the advice and guidance of legal counsel and have jointly assisted in the drafting of this Agreement.
          (g) No Admission of Liability. It is understood and agreed that nothing contained herein shall be construed as an admission of liability on the part of any of the Parties hereto.
          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
          (i) Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its assets; provided, that the surviving entity of such merger or the transferee of such assets shall agree in writing, reasonably satisfactory to the other Party, to be bound by the terms of this Agreement as if named as a “Party” hereto.
          (j) Mutual Release. In consideration of the execution and delivery of this Agreement and performance of each Party’s obligations hereunder, each Party shall deliver to the other Party, on the Termination Effective Date, a release in substantially the form attached hereto as Exhibit A.
     IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Agreement as the date first above written.

CARE INVESTMENT TRUST INC.			CIT HEALTHCARE LLC

By:			By:

	Name:	Salvatore (Torey) V. Riso Jr.		Name:	Steven N. Warden
	Its:	Chief Executive Officer and President		Its:	President

EXHIBIT A
GENERAL MUTUAL RELEASE
     This General Mutual Release (this “Release”) is being executed and delivered as of ____________, 2010, in accordance with Section 12(j) of that certain Termination, Cooperation and Confidentiality Agreement (as amended, supplemented and modified from time to time, the “Termination Agreement”), by and between Care Investment Trust Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, a Delaware limited liability company (the “Manager”; and together with the Company, collectively, the “Parties” and each a “Party”). Capitalized terms used in this Release without definition have the respective meanings given to them in the Termination Agreement.
     WHEREAS, in consideration of each Party’s agreement to execute and deliver the Termination Agreement, each Party has agreed to deliver to the other Party, on or prior to the Termination Effective Date, this Release.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the Parties hereby agrees as follows:
     1. General Release.
     (a) Effective as of the Termination Effective Date, each Party hereto hereby releases and forever discharges the other Party hereto and such Party’s stockholders, members, directors, officers, employees, representatives, lenders, agents, successors and assigns from any and all losses, liabilities, damages, lawsuits, actions, causes of actions, debts, demands, obligations, suits in law or equity and claims of any kind, whether known or unknown, actual or contingent, or which now exist or might exist in the future, which such Party now has, has ever had or may hereafter have against the other Party arising prior to the Termination Effective Date pursuant to or in connection with the Amended and Restated Management Agreement or the Original Management Agreement; provided, however, that nothing contained herein shall operate to release (i) any rights, obligations, covenants, representations and warranties of the Parties arising under (A) the Termination Agreement, or (B) Section 8 of the Amended and Restated Management Agreement, or (ii) any claims, causes of action or proceedings against a Party related to fraudulent actions of such Party.
     (b) Each Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the other Party based upon any matter purported to be released hereby.
     (c) Without in any way limiting any of the rights and remedies otherwise available to the other Party, each Party (each Party in such capacity, the “Releasing Party”) agrees to indemnify, defend and hold harmless the other Party (each other Party in such capacity, the “Released Party”) from and against any and all loss, liability, claim, damage (including incidental and consequential damage) or expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasing Party of any claim or other matter purported to be released pursuant to this Release, and (ii) the assertion by any third party of any claim or demand against the Released Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Releasing Party against such third party of any claims or other matters purported to be released pursuant to this Release.
     2. Miscellaneous.
     (a) Further Assurances. The Company and the Manager agree to execute any and all documents and writings and take such other actions that may be reasonably necessary to effectuate the terms contained in this Release.
     (b) Severability. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     (c) GOVERNING LAW. THIS RELEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS RELEASE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
     (d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS RELEASE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS RELEASE OR THE TRANSACTIONS CONTEMPLATED BY THIS RELEASE.
     (e) Entire Agreement. This Release constitutes the entire agreement between the Parties hereto with regard to the matters contained herein, superseding all prior understandings and agreements whether written or oral related thereto. This Release may not be amended or revised except by a writing signed by both of the Parties.
     (f) Representation of Counsel. Both Parties acknowledge that they have had the advice and guidance of legal counsel and have jointly assisted in the drafting of this Release.

     (g) No Admission of Liability. It is understood and agreed that nothing contained herein shall be construed as an admission of liability on the part of any of the Parties hereto.
     (h) Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more counterparts of this Release may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
     IN WITNESS WHEREOF, each of the undersigned have execute and delivered this Release as the date first above written.

CARE INVESTMENT TRUST INC.		CIT HEALTHCARE LLC

By:		By:

	Name:		Name:

	Its:		Its:

SCHEDULE 1
CIT Employees Offered Employment by the Company
Salvatore (Torey) Riso
Michael Goldberg
Suman Sarma

SCHEDULE 2
Care Service Providers
Salvatore Riso
Suman Sarma
Michael Goldberg
Paul Hughes
Krys Corso
Scott Kellman
Michael McDugall
Robert O’Neill
Frank Plenskofski
Andrew Fanelli**
Krister Anderson**
Adam Sherman*
John O’Toole*

**	Only Company Information relating to Senior Management Concepts, Cambridge, Bickford and Schwartzberg will be delivered.

*	Only Company Information relating to Senior Management Concepts, Cambridge and Bickford will be delivered.

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